Exhibit 10.3
ARRIS GROUP, INC.
                                                             PLAN
Restricted Stock Unit Grant
Participant:
No. of Units subject to
Restricted Stock Unit Grant:
     THIS RESTRICTED STOCK UNIT GRANT (this “Grant”) dated as of the                       day of                                            , 20                     , is made by ARRIS Group, Inc., a Delaware corporation (the “Company”), to the participant named above (the “Participant”), pursuant and subject to the provisions of the plan referenced above (the “Plan”). All terms used herein that are defined in the Plan have the same meaning given them in the Plan. Paragraph 22 of this Grant provides definitions of additional terms used herein.
     1. Grant of Restricted Stock Units. Pursuant to the Plan, the Company, on                                           , 20                       (the “Date of Grant”), granted to the Participant, subject to the terms and conditions of the Plan and subject further to the terms and conditions set forth herein, an award of the number of restricted stock units set forth above (the “RSUs”).
     2. Restrictions. Except as otherwise provided in this Grant, the RSUs are nontransferable and are subject to a substantial risk of forfeiture.
     3. No Shareholder Rights. Before shares of the common stock of the Company, par value $0.01 per share (the “Shares”), are issued upon conversion as provided herein, the Participant will have none of the rights of a shareholder in the Shares, including without limitation, the right to vote the Shares or to receive dividends and distributions thereon. Additionally, during such period, the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of RSUs or Shares, which shall remain subject to a substantial risk of forfeiture and nontransferable as described in this Grant. Notwithstanding the preceding sentence, the Participant may designate a beneficiary or beneficiaries to receive, in the event of the Participant’s death, any rights to which the Participant would be entitled under this Grant. Such designation shall be filed with the Company, and may be changed or revoked, all in accordance with uniform procedures specified by the Committee.
     4. Vesting. The Participant’s interest in the RSUs shall become vested (“Vested”) at the time or times set forth on Exhibit A attached hereto.  If the Participant ceases to be employed by the Company or any Affiliate for any reason (except as may be provided on Exhibit A), all RSUs that are not then Vested shall be forfeited, without any payment whatsoever to the Participant.
     5. Conversion. Except as provided in paragraph 6 and subject to paragraph 20, the Company shall issue to Participant one Shares for each RSU that has Vested in accordance with paragraph 4. This obligation is an unsecured obligation of the Company.

     6. Securities Law Restrictions.
     (a) Notwithstanding any other provision of this Grant, no Shares shall be issued and no certificates for Shares shall be delivered except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company’s Shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any stock certificate evidencing Shares issued pursuant to this Grant may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations and to reflect any other restrictions applicable to such shares as the Committee otherwise deems appropriate. No Shares shall be issued and no certificates for Shares shall be delivered until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.
     (b) Notwithstanding any other provision of this Grant, the Committee may postpone the issuance of Shares for such time as the Committee in its sole discretion may deem necessary in order to permit the Company (i) to effect, amend or maintain any necessary registration of the Plan or the Shares subject to this Grant under the securities laws; (ii) to take any action in order to (A) list such Shares on a stock exchange if Shares are not then listed on such exchange or (B) comply with restrictions or regulations incident to the maintenance of a public market for its Shares, including any rules or regulations of any stock exchange on which the Shares are listed; (iii) to determine that such Shares are exempt from such registration or that no action of the kind referred to in (ii)(B) above needs to be taken; (iv) to comply with any other applicable law, including without limitation, securities laws; (v) to comply with any legal or contractual requirements during any such time the Company or any Affiliate is prohibited from doing any of such acts under applicable law, including without limitation, during the course of an investigation of the Company or any Affiliate, or under any contract, loan Grant or covenant or other Grant to which the Company or any Affiliate is a party or (vi) to otherwise comply with any prohibition on such acts or payments during any applicable blackout period; and the Company shall not be obligated by virtue of any terms and conditions of the Grant or any provision of the Plan to recognize the grant or vesting of any RSUs or to issue Shares in violation of the securities laws or the laws of any government having jurisdiction thereof or any of the provisions hereof. Any such postponement shall not extend the term of the RSUs (unless expressly agreed to by the Company) and neither the Company nor its directors and officers nor the Committee shall have any obligation or liability to the Participant or to any other person with respect to RSUs or Shares as to which this award shall lapse because of such postponement.
     7. Additional Restrictions. The Participant can only become Vested in RSUs or receive Shares during the Participant’s lifetime. Neither this grant of RSUs nor the Participant’s right or interest in any Shares shall be liable for, or subject to, any lien, obligation or liability of the Participant. To the extent that the Company adopts, pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 or otherwise, a plan generally applicable to the company’s senior management that provides for the forfeiture or repayment of bonuses, incentive-based or equity-

based compensation or proceeds from the sale of Company securities, as a result of non-compliance with securities laws or other misconduct, whether by the Participant or some other person, the RSUs, Shares and proceeds there from shall be subject to forfeiture or repayment in accordance wit the terms of such plan.
     8. Delivery of Certificates. Subject to the other terms and conditions hereof, within ten (10) days after RSUs convert into Shares, the Company will deliver to the Participant the stock certificates evidencing the Shares.
     9. Non-Competition and Non-Solicitation Grant. By accepting the RSUs, the Participant agrees as follows:
     (a) During employment and for a period of four (4) months from the date of termination of the Participant’s employment with the Company and its Affiliates for any reason whatsoever, the Participant will not, directly or indirectly, compete with the Company or any Affiliate by providing to any entity that is in a Competing Business services substantially similar to the services provided by the Participant at the time of termination.
     (b) During employment and for a period of two (2) years after the termination of the Participant’s employment with the Company and its Affiliates for any reason whatsoever, the Participant will not, on his own behalf or on behalf of any other person, partnership, association, corporation or other entity, solicit or in any manner attempt to influence or induce any employee of the Company or its Affiliates (known by the Participant to be such) to leave the employment of the Company or its Affiliates, nor shall the Participant use or disclose to any person, partnership, association, corporation or other entity any information obtained while an employee of the Company or any Affiliate concerning the name and addresses of the Company’s or any Affiliate’s employees.
If the Participant violates any of the provisions of (a) or (b) of this paragraph 9, the Participant shall pay the Company any profits the Participant received as a result of the Vesting of the RSUs, provided that the RSUs became Vested subsequent to six months prior to termination of the Participant’s employment.
     10. Agreement to Terms of the Plan and Grant. The Participant has received a copy of the Plan, has read and understands the terms of the Plan and this Grant, and by accepting the RSU (which acceptance shall conclusively be evidenced by either the failure of Participant to promptly reject this Grant following receipt or Participant’s acceptance of any benefits hereunder) agrees to be bound by their terms and conditions.
     11. Fractional Shares. Fractional Shares shall not be issuable hereunder, and when any provision hereof may entitle the Participant to a fractional Share, such fractional Share shall be rounded up to the nearest whole Share.
     12. Change in Capital Structure. The terms of the RSUs shall be adjusted in accordance with the terms and conditions of the Plan as the Committee determines is equitably required in the event the Company effects one or more stock dividends, subdivisions or consolidations of Shares, reorganizations, recapitalizations, spin-offs or other similar changes in capitalization.
     13. Notice. Any notice or other communication given pursuant to this Grant, or in any way with respect to the RSUs, shall be in writing and shall be personally delivered or mailed by United States registered or certified mail, postage prepaid, return receipt requested, to the following addresses or such other address as the addressee may provide to the other party in writing:

If to the Company:	ARRIS Group, Inc.
3871 Lakefield Drive
Suwanee, Georgia 30024
Attn: Secretary

If to the Participant:	The address of the Participant as it appears in the employment records of the Company
     14. No Right to Continued Employment. Neither this Grant nor the RSUs confer upon the Participant any right with respect to continued employment by the Company or any Affiliate, nor shall it interfere in any way with the right of the Company or any Affiliate to terminate the Participant’s employment at any time without assigning a reason therefor.
     15. Impact on Other Plans and Arrangements. The determination of whether the value of the RSUs or Shares will be included or excluded in calculating any severance, resignation, redundancy, end of service payments, bonuses or long-service awards, any payments or benefits under any pension or retirement plans or any other compensation or benefits will be based on the terms of the applicable plan, program or arrangement. If such plan, program or arrangement would not otherwise require the inclusion of RSUs or Shares in such calculation, then the RSUs and Shares shall be excluded from such calculation.
     16. Binding Effect. Subject to the limitations stated above and in the Plan, this Grant shall be binding upon and inure to the benefit of the legatees, distributees, transferees and personal representatives of the Participant and the successors of the Company.
     17. Conflicts. In the event of any conflict between the provisions of the Plan and the provisions of this Grant, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the date hereof.
     18. Governing Law. This Grant shall be governed by the laws of the State of Delaware, except to the extent federal law applies.
     19. Tax Consequences and Section 409A. The Participant acknowledges that there may be tax consequences upon the vesting of the RSUs and the receipt of Shares and that the Participant should consult a tax advisor. The RSUs and Shares are intended to be exempt from the requirements of Section 409A of the Code. Notwithstanding the preceding, the Company and its Affiliates shall not be liable to the Participant or any other person if the Internal Revenue Service or any court or other authority having jurisdiction over such matter determines for any reason that this Grant is subject to taxes, penalties or interest as a result of failing to comply with Section 409A of the Code.
     20. Withholding Obligations. At the applicable time, the Participant shall remit to the Company amounts sufficient to satisfy any federal, state or local withholding tax requirements before the delivery of any certificate or certificates for Shares by making payment in cash or cash equivalent or such other form of payment acceptable to the Committee (which may include Shares) or shall arrange for the withholding from other payments due the Participant of the applicable amounts.
     21. Amendment or Termination. This Grant may be amended or terminated at any time by the mutual Grant and written consent of the Participant and the Company, but only to the extent permitted under the Plan.
     22. Definitions. For purposes of this Grant, the following words shall have the meanings set forth below:
     (a) “Affiliate” means any entity that is part of a controlled group of corporations or is under common control with the Company within the meaning of Code Sections 1563(a), 414(b) or 414(c), except that, in making any such determination, 50 percent shall be substituted for 80 percent under such Code Sections and the related regulations.
     (b) “Cause” shall have the same meaning as under any employment agreement between the Company or any Affiliate and the Participant or, if no such employment agreement exists or if such employment agreement does not contain any such definition, Cause means Participant’s termination of employment by the Company or any Affiliate by reason of his or her misconduct in respect of the Participant’s obligations to the Company or Affiliate, including, but not limited to, the Participant’s dishonesty, disloyalty, insubordination, unsatisfactory performance, or failure to follow policies, rules, or procedures of the Company or Affiliate.
     (c) “Change in Control” means (1) any Person (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) becomes the “beneficial owner” (as determined pursuant to Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities; or (2) during any period of twelve (12) consecutive months, individuals who at the beginning of such period constitute the members of the board of directors of the corporation and any new director, whose election to the board or nomination for election to the board of directors by the corporation’s stockholders was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the board of directors (for this purpose “corporation” shall be determined in accordance with Treas. Reg. Section 1.409A-3(i)(5)(vi)(A)(2)); or (3) the Company shall merge with or consolidate into any other corporation, other than a merger or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding immediately thereafter securities representing more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (4) the sale or disposition of all or substantially all of the Company’s assets during a period of twelve (12) consecutive months to any Person. Whether a Change in Control shall have occurred shall be determined in accordance with Section 409A(a)(2)(A)(v) of the Code and the regulations thereunder.
     (d) “Code” means the Internal Revenue Code of 1986, as amended.
     (e) “Competing Business” means any business that engages, in whole or in part, in the equipment and supply for broadband communications systems in the United States.
     (f) “Disabled” means fully and permanently disabled within the meaning of the Company’s group long term disability plan then in effect. The Committee, in its sole discretion, shall determine whether the Participant is Disabled for purposes of this Grant.
     IN WITNESS WHEREOF, the Company has caused this Grant to be signed by a duly authorized officer.

COMPANY:

ARRIS GROUP, INC.

By:

Name:

Title:

EXHIBIT A
Vesting Provisions

     Except as provided in paragraph 5 of the Grant, the Participant’s interest in RSUs shall Vest as set forth below.  For purposes of the Grant, including the vesting provisions in this Exhibit A, the Participant will be deemed to have terminated employment as of his or her last day of active work for the Company and its Affiliates; provided, however, that the Participant shall be deemed to be actively at work during any period the Participant is on approved paid medical leave or during the protected reemployment period applicable to military leave. To the extent, under General Vesting below both Service-Based and Performance-Based Vesting are indicated, Vesting shall occur only when both Vesting conditions are met.
I. General Vesting
Service-Based Vesting
[   ]  The RSUs shall become Vested as set forth below:

Percentage of Shares That Vest	Vesting Date

Performance -Based Vesting
[   ]  The RSUs shall Vest with respect to the percentage of shares of Restricted Stock set forth below with respect to each applicable vesting date, provided that, at each such time, (a) the Participant is still employed by the Company or any Affiliate and (b) the performance measures set forth below have been met and certified by the Committee.  [Notwithstanding the foregoing, if the applicable performance measures are not met at a specified vesting date, but the cumulative performance measures are met at a subsequent vesting date, then the RSUs shall Vest with respect to that percentage of shares specified for the applicable vesting date plus the percentage of shares for prior vesting dates that did not Vest solely because of a failure to meet the performance measures for the prior vesting dates.]

		Percentage of RSUs	[Cumulative Performance
Vesting Date	Performance Target	Vested	Target]

II. Accelerated Vesting
Accelerated Vesting on Death

[   ]  Notwithstanding the foregoing, one-hundred percent (100%) of the RSUs shall Vest if the Participant dies or becomes Disabled while still employed by the Company or any Affiliate.
Accelerated Vesting on Disability

[   ]  Notwithstanding the foregoing, one-hundred percent (100%) of the shares of the RSUs shall Vest if the Participant dies or becomes Disabled while still employed by the Company or any Affiliate.
Accelerated Vesting On Retirement

[   ]  Notwithstanding the foregoing, one-hundred percent (100%) of the RSUs shall Vest if the Participant voluntarily terminates employment with the Company and its Affiliates after reaching age      .
Accelerated Vesting on Change in Control

[   ]  Notwithstanding the foregoing, one-hundred percent (100%) of the RSUs shall Vest (a) if, following a Change in Control, Participant is discharged from employment with the Company or any Affiliate other than for Cause or (b) as otherwise provided in any employment agreement between the Company or any Affiliate and the Participant.